Exhibit 10.3
Form of Restricted Stock Award Notice under the National Fuel Gas Company 1997 Award and Option Plan
[Date]
[Name]
[Address]
[Address]
Dear [Name]:
     I am pleased to inform you that the Compensation Committee (the “Committee”) of the Board of Directors of National Fuel Gas Company (“NFG”) awarded to you (the “Grantee”), on [date] [number] shares of NFG Common Stock (“Common Stock”) subject to the restrictions set out herein (“Restricted Stock”). This award is made subject to (i) the terms of the National Fuel Gas Company 1997 Award and Option Plan, as amended (the “Plan”), and the Administrative Rules concerning the Plan that have been adopted by the Committee (the “Rules”), both of which are fully incorporated herein by reference, and (ii) the terms and conditions of this letter agreement.
     The Restricted Stock will be issued in the Grantee’s name but the Restricted Stock certificate(s) will be held by NFG for the account of the Grantee, together with such stock powers that the Grantee shall execute in favor of NFG, until such time as the restrictions shall lapse. Grantee hereby agrees to execute such stock powers in favor of NFG (and any other documents that NFG may reasonably require in connection with the Restricted Stock) as a condition to receiving the Restricted Stock.
     RESTRICTIONS
     The Restricted Stock shall be subject to vesting restrictions as follows:
     The Restricted Stock is subject to forfeiture, except to the extent vesting restrictions lapse as provided herein, until [one year after date of grant] with respect to [one third of] shares; until [two years after date of grant] with respect to an additional [one third of] shares; and until [three years after date of grant] with respect to the final [one third of] shares. The Grantee will forfeit to NFG the Restricted Stock if his employment with NFG and its subsidiaries shall terminate for any reason (including for Cause or a voluntary resignation at any age including retirement) prior to the expiration

[Name]

[Date]
of vesting restrictions on such stock, unless such termination is on account of the Grantee’s death or “Disability” as defined in this section. For purposes of this letter agreement, a Grantee’s Disability occurs when and if, as a result of disease, injury or mental disorder, the Grantee is incapable of engaging in regular employment or occupation with NFG, and if and so long as the Social Security Administration has determined that the Grantee is disabled. However, the Grantee will not be considered disabled if the disability (i) was contracted, suffered or incurred by reason of being or having been engaged in any criminal or illegal activity, (ii) resulted from the Grantee’s habitual drunkenness or narcotic or drug addiction, (iii) resulted from an intentionally self-inflicted injury, or (iv) resulted from service in the armed forces for which a military allowance or pension is paid. In the event of the Grantee’s death or Disability, all restrictions shall lapse on the date of death or Disability. Until and to the extent the Restricted Stock has vested, it may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution.
     Notwithstanding the above provisions, the Committee, in its sole discretion, may at any time or from time to time relax or remove any vesting or other restrictions on the Restricted Stock in accordance with the terms of the Plan.
     In the event of a Change in Control of NFG or Change in Ownership of NFG, as defined in the Plan, the provisions of Section 23 of the Plan shall control.
     ADJUSTMENT
     In the event that, as a result of a stock dividend, stock split, recapitalization, combination of shares or other adjustment in the capital stock of NFG or otherwise, or as a result of a merger, consolidation or other reorganization, the Common Stock shall be increased, reduced or otherwise changed, and by virtue of such change the Grantee shall, in his capacity as the owner of Restricted Stock, be entitled to new or additional or different shares of stock or securities (other than rights or warrants to purchase securities) (“Adjustment Shares”), the certificates representing the Adjustment Shares, together with a stock power executed by the Grantee in favor of NFG, shall also be delivered to and held by NFG. Any Adjustment Shares shall be Restricted Stock for all purposes of this Agreement, subject to the same restrictions as were applicable to the Restricted Stock to which they relate.
     RIGHTS AND WARRANTS
     If the Grantee shall receive rights or warrants in respect of any Restricted Stock or any Adjustment Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee, and any shares or other securities acquired by the Grantee as a result of the exercise of such rights or warrants likewise may be held, sold or otherwise disposed of by the Grantee free and clear of any restrictions.

[Name]

[Date]
     MISCELLANEOUS
     Except for the restrictions contained in this letter agreement, the Rules and the Plan, the Grantee shall have all the rights of a shareholder, including the right to vote and receive cash dividends as and when paid.
     The Grantee, by accepting this award, represents to NFG that he is acquiring the shares of Restricted Stock for investment and not with a view to distribution, and the Grantee will not sell or otherwise dispose of such shares unless such shares are registered under applicable federal and state securities laws or the Grantee furnishes NFG an opinion of counsel, satisfactory to NFG, to the effect that such sale or disposition is exempt from the registration requirements of such laws.
     Certificates representing shares of Restricted Stock may bear a legend reflecting the provisions of this letter agreement.
     This letter agreement shall be binding upon and inure to the benefit of NFG and the Grantee and their respective successors and legal representatives.
     Nothing in this letter agreement gives Grantee any right to continue in the employment of NFG or its subsidiaries.
     This letter agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified, amended, renewed or terminated, nor may any term or condition or breach of any term or condition be waived, except by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal termination or waiver. Any waiver of any term or condition or breach thereof shall not be a waiver of any other term or condition or of the same term or condition for the future or of any subsequent breach.
     This letter agreement shall be governed, construed and enforced in accordance with the Plan and the laws of the State of New York.
     In the event of the invalidity of any part or provision of this letter agreement, such invalidity shall not affect the enforceability of any other part or provision hereof.

[Name]

[Date]
     If the foregoing is acceptable to you, kindly acknowledge your acceptance by signing both copies of this letter and returning one to [Secretary of Company].

Very truly yours, NATIONAL FUEL GAS COMPANY
By:
[Name]
[Title]

ACCEPTED AND AGREED TO
this ___ day of _____________, ____.
__________________________________
Grantee